Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement [ ] Confidential, For Use of the
                                    Commission Only (as permitted
                                    by Rule14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

                   Park Electrochemical Corp.
(Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, If Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee  computed  on  table below per Exchange  Act  Rules  14a-
     6(i)(1) and 0-11.

(1) Title  of  each  class  of securities to  which  transactions applies:
________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
________________________________________________________________

(5) Total fee paid:
________________________________________________________________

[ ] Fee paid previously with preliminary materials:
________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

APPENDIX  to electronically filed Proxy Statement dated June  12,
2003   of   Park  Electrochemical  Corp.  listing   all   graphic
information included in such Proxy Statement:

1. Stock Performance Graph appearing on page 17 of Proxy Statement dated June 12, 2003 comparing the yearly percentage change in the cumulative total shareholder return on the Registrant's Common Stock with the cumulative total return of the New York Stock Exchange Market Index and a Media General Financial Services Index for electronic components and accessories manufacturers comprised of the Company and 259 other companies for the period of the Company's five fiscal years commencing March 2, 1998 and ending March 2, 2003, assuming that $100 had been invested in the Company's Common Stock and each index on February 27, 1998 and that all divi dends on the Company's Common Stock and on each stock included in each index were reinvested.

   Such graph shows that such $100 invested in the Company's Common Stock would have had a value of $86.10 on February
   28, 1999, $72.69 on February 27, 2000, $162.69 on February  25,
   2001,  $126.78 on March 3, 2002 and $80.29 on March  2,  2003,
   that such $100 invested in the Media General Financial Services Index would have had values of $120.56, $355.95, $155.81, $134.97 and $73.91, respectively, on such dates and that such $100 invested in the New York Stock Exchange Market Index would have had values of $109.94, $111.32, $119.46, $112.18 and $91.28, respectively, on such dates.

















                   PARK ELECTROCHEMICAL CORP.
                         5 Dakota Drive
                  Lake Success, New York  11042



            Notice of Annual Meeting of Shareholders
                          July 17, 2003
                               ___



      The  Annual Meeting of Shareholders of PARK ELECTROCHEMICAL
CORP.  (the "Company") will be held at The Bank of New York, One


Wall Street - 47th Floor, New York, New York (attendees must use the 80 Broadway entrance) on July 17, 2003 at 10:00 o'clock A.M.,
New York time, for the purpose of considering and acting upon the following:

     1. The  election  of five (5)  directors  to
        serve   until  the  next  annual   meeting   of
        shareholders and until their successors are elected and qualified.

     2. The transaction of such other business as may properly come before the meeting.

     Only holders of record of Common Stock at the close of business on May 21, 2003 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.


                              By Order of the Board of Directors,


                                    Stephen E. Gilhuley
                                   Senior Vice President,
                               Secretary and General Counsel



Dated:  June 12, 2003









ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                   PARK ELECTROCHEMICAL CORP.
                         5 Dakota Drive
                  Lake Success, New York  11042

                  P R O X Y  S T A T E M E N T
                 Annual Meeting of Shareholders
                          July 17, 2003


      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Park Electrochemical Corp. (the "Company") of proxies with respect to the Annual Meeting of Shareholders of the Company to be held on July 17, 2003, and any adjournment or postponement thereof (the "Meeting"). Any shareholder giving such a proxy (the form for which is enclosed with this Proxy Statement) has the power to revoke the same at any time before it is voted by (i) delivering written notice of such revocation bearing a later date than the proxy to the Secretary of the Company, (ii) submitting a later-dated proxy, or (iii) attending the Meeting and voting in person.

      This Proxy Statement and the accompanying form of proxy are first being mailed on or about June 12, 2003 to all shareholders of record as of the close of business on May 21, 2003.

                        VOTING SECURITIES

     As of May 21, 2003, the outstanding voting securities of the Company consisted of 19,755,755 shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock"), each share of which, held of record at the close of business on May 21, 2003, is entitled to one vote. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes, if any, will be included for purposes of determining a quorum. With respect to the election of directors, abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the votes.

     As of May 21, 2003, all executive officers and directors of the Company as a group (11 persons) beneficially owned an aggregate of 2,641,183 shares of Common Stock (including options to purchase an aggregate of 667,437 shares), constituting approximately 12.9% of the outstanding shares of Common Stock (giving effect to the exercise of such options).

                         STOCK OWNERSHIP

Principal Shareholders

      The following table sets forth information as of May 21, 2003 with respect to each person (including any "group" of persons as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), who is known to the Company to be the beneficial owner (for purposes of the rules of the Securities and Exchange Commission) of more than 5% of the outstanding shares of Common Stock as of that date.

                           Amount and
                            Nature of   Percent
Name and Address           Beneficial      of
of Beneficial Owner         Ownership    Class


Deprince, Race  &  Zollo, 1,768,350(a)  9.0%
Inc.
201 S. Orange Avenue
Suite 850
Orlando, FL 32801

Jerry Shore               1,731,030(b)  8.7%
5 Dakota Drive
Lake Success, NY 11042

Wachovia Corporation      1,266,290(c)  6.4%
One Wachovia Center
Charlotte, NC 28288

(a) Deprince, Race & Zollo, Inc., a registered investment adviser, holds sole investment power and sole voting power over all of such shares, based on its Schedule 13G dated February 7,
   2003,   filed   under  the  Exchange  Act,  which  represented
   approximately 9.0% of the outstanding shares of the Company's Common Stock as of May 21, 2003.
(b) Includes 30,000 shares of Common Stock which Jerry Shore may acquire pursuant to options, 168,615 shares owned by a member of Jerry Shore's family, of which he disclaims beneficial ownership, and 45,129 shares owned by a foundation, of which he disclaims beneficial ownership.
(c) Wachovia Corporation, a parent holding company, holds sole investment power over 1,244,540 of such shares and sole voting power over 47,550 of such shares, based on its Schedule 13G dated February 13, 2003, filed under the Exchange Act, which represented approximately 6.4% of the outstanding shares of the Company's Common Stock as of May 21, 2003.

Ownership of Directors and Executive Officers

      The following table sets forth information as of May 21, 2003 with respect to shares of Common Stock beneficially owned (for purposes of the rules of the Securities and Exchange Commission) by each director and nominee, by each executive officer of the Company who is identified in the Summary Compensation table elsewhere in this Proxy Statement and by all directors, nominees and executive officers of the Company as a group.


                                      Amount and
                                       Nature of      Percent
                                       Beneficial       of
Name of Beneficial Owner               Ownership       Class
Mark S. Ain                             21,750(a)        *
Anthony Chiesa                         119,250(b)        *
Lloyd Frank                             24,000(c)        *
Brian E. Shore                         520,972(d)      2.6%
Jerry Shore                          1,731,030(e)      8.7%
Emily J. Groehl                         47,343(f)        *
John Jongebloed                         26,575(g)        *
Thomas T. Spooner                       42,624(h)        *
Gary M. Watson                          26,375(i)        *
All directors and executive officers 2,641,183(j)     12.9%
 as a group (11 persons)

*    Less than 1%
(a)  Consists of shares which Mark S. Ain may acquire pursuant to options.
(b)  Includes  6,750  shares  which Anthony  Chiesa  may  acquire pursuant to options.
(c)  Includes  18,000  shares  which  Lloyd  Frank  may   acquire
     pursuant to options and 3,000 shares owned by a member of Lloyd Frank's family, of which he disclaims beneficial ownership.
(d) Includes 412,500 shares which Brian E. Shore may acquire pursuant to options.
(e) See note (a) to the table under "Stock Ownership-Principal Shareholders" for information with respect to these shares.
(f) Includes 32,634 shares which Emily J. Groehl may acquire pursuant to options.
(g) Includes 24,775 shares which John Jongebloed may acquire pursuant to options.
(h) Includes 42,282 shares which Thomas T. Spooner may acquire pursuant to options.
(i) Includes 25,625 shares which Gary M. Watson may acquire pursuant to options.
(j) Includes 1,973,746 shares owned by directors, nominees, and executive officers and 667,437 shares issuable to directors, nominees and executive officers upon exercise of options that are exercisable as of May 21, 2003 or become exercisable within 60 days thereafter.

                      ELECTION OF DIRECTORS

      The Board to be elected at the Meeting consists of five members. Proxies will be voted in accordance with their terms and, in the absence of contrary instructions, for the election as directors of the nominees whose names appear in the following table, to serve for the ensuing year and until their successors are elected and qualified. Should any of the nominees not remain a candidate at the time of the Meeting (a situation which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees. The five nominees who receive a plurality of the votes cast at the Meeting in person or by proxy shall be elected. Each of the nominees is presently a member of the Board.

                Principal Occupation; Positions
                 and Offices with the Company;         Director
Name                  Other Directorships         Age   Since
Mark S. Ain    Chief Executive Officer and         60    1998
               Chairman  of the Board  of  Kronos
               Incorporated,  a  manufacturer  of
               computerized systems for time  and
               labor    management,   Chelmsford,
               Massachusetts; and a  director  of
               KVH   Industries,  Inc.  and   LTX
               Corporation

Anthony Chiesa Former Vice President of the        82    1954
               Company

Lloyd Frank    Partner,   Jenkins   &   Gilchrist  77    1985
               Parker Chapin LLP, New York  City;
               and   director  of  DryClean,  USA
               Inc.    and    Volt    Information
               Sciences, Inc.

Brian E. Shore President and Chief Executive       51    1983
               Officer of the Company

Jerry Shore    Chairman of the Board of the        77    1954
               Company



      Each of the persons named in the above table has had the principal occupation set forth opposite his name for at least the past five years. Jenkins & Gilchrist Parker Chapin LLP, a law firm of which Lloyd Frank is a partner, was retained to provide counsel to the Company during its last fiscal year.

      There are no family relationships among any of the persons named in the above table or among any of such persons and any of the other executive officers of the Company, except that Jerry
Shore is the father of Brian E. Shore.

      The Company's Audit Committee currently consists of Mark S. Ain, Anthony Chiesa and Lloyd Frank. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, a copy of which was attached as Appendix A to the Company's Proxy Statement for its Annual Meeting of Shareholders held on July 18, 2001, as required by rules of the Securities and Exchange Commission, and are described elsewhere in this Proxy Statement under the caption


"Other Matters - Audit Committee Report". The Audit Committee also issues the Audit Committee Report required to be included in the Company's Proxy Statement by rules of the Securities and Exchange Commission. The Audit Committee Report for the Company's 2003 fiscal year is set forth under the caption "Other Matters - Audit Committee Report" elsewhere in this Proxy Statement.

     The Company has a Compensation Committee and a Stock Option Committee, each consisting of Anthony Chiesa, Lloyd Frank and Jerry Shore. Their functions are described elsewhere in this Proxy Statement under the caption "Executive Compensation--Board and Compensation Committee Report on Executive Compensation". The Company does not have a nominating committee.

      During the Company's last fiscal year, the Board of Directors met eight times and authorized action by unanimous written consent on eight occasions, the Audit Committee met twice, the Compensation Committee met once, and the Stock Option Committee met twice. Each of the directors attended at least 75% of the meetings held by the Board and each committee thereof of which he was a member during the Company's last fiscal year.

      Each director who is not an employee of the Company or any of its subsidiaries receives a fee of $10,000 per annum for his services as a director and is reimbursed for travel expenses incurred in attending meetings of the Board of Directors of the Company.

      On March 20, 2002, Messrs. Ain, Chiesa and Frank each received a nonqualified stock option for 3,000 shares of Common Stock at an exercise price of $29.05 per share under the Company's 1992 Stock Option Plan, as amended. Each of these options expires on March 20, 2012, and each is exercisable 25 percent after one year from date of grant, 50 percent after two years from date of grant, 75 percent after three years from date of grant and 100 percent after four years from date of grant.


                     EXECUTIVE COMPENSATION

Summary Compensation

      The following table shows the compensation for each of the three most recent fiscal years for the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving in such capacities at the end of the


Company's most recent fiscal year.












                                Annual Compensation
                                                     Other
                                                    Annual
Name and                 Year                       Compen-
Principal Position       (a)    Salary     Bonus    sation
Brian E. Shore(c)        2003  $357,760  $  -0-       $-0-
 President and Chief     2002   364,640     -0-        -0-
 Executive Officer       2001   357,760   200,000      -0-

Emily J. Groehl          2003   210,912     -0-        -0-
 Senior Vice President,  2002   214,968     -0-        -0-
 Sales and Marketing     2001   210,912   175,000      -0-

John Jongebloed(d)       2003   165,000     -0-        -0-
 Senior Vice President,  2002   168,173     -0-        -0-
 Global Logistics

Thomas T. Spooner(e)     2003   158,740     -0-        -0-
 Senior Vice President,  2002   161,793     -0-        -0-
 Corporate and           2001   158,740    90,000      -0-
 Technology Development

Gary M. Watson(f)        2003   223,047     -0-      71,964
 Senior Vice President,  2002   203,846     -0-        -0-
 Engineering and         2001   141,698   100,000      -0-
 Technology and Senior
 Vice President, Asian
 Business Unit

                                 Long-Term
                               Compensation
                                  Awards
                                Securities   All Other
                                Underlying    Compen-
Name and                 Year    Options/     sation
Principal Position       (a)      SARs(#)       (b)
Brian E. Shore(c)        2003     25,000      $ 4,000
 President and Chief     2002     40,000        8,500
 Executive Officer       2001     75,000       17,000

Emily J. Groehl          2003     15,000        4,000
 Senior Vice President,  2002     15,000        8,500
 Sales and Marketing     2001     11,250       17,000

John Jongebloed(d)       2003     10,000        3,300
 Senior Vice President,  2002     15,000        8,409
 Global Logistics

Thomas T. Spooner(e)     2003     10,000        3,175
 Senior Vice President,  2002     10,000        8,090
 Corporate and           2001     11,250       17,000
 Technology Development

Gary M. Watson(f)        2003     15,000        4,000
 Senior Vice President,  2002     10,000        8,500
 Engineering and         2001     22,500         -0-
 Technology and Senior
 Vice President, Asian
 Business Unit

The salary amounts for Messrs. Shore and Spooner and Ms. Groehl for the 2002 fiscal year are more than the salary amounts for the 2001 fiscal year not because of any salary increases, but because the 2002 fiscal year consisted of 53 weeks while the 2001 fiscal year consisted of 52 weeks. The 2003 fiscal year consisted of 52 weeks; accordingly, the salary amounts for Messrs. Shore and Spooner and Ms. Groehl for the 2003 fiscal year are the same as their salary amounts for the 2001 fiscal year. The salary amount for Mr. Watson is more for the 2002 fiscal year than for the 2001 fiscal year because he was employed by the Company for only part of the 2001 fiscal year. None of the named executive officers has received any salary increase since February 28, 2000, other than Mr. Watson (see note (f) below):

(a)  Information is provided for the Company's fiscal years ended
     March 2, 2003, March 3, 2002 and February 25, 2001, respectively.

(b) Includes the amounts of the Company's annual profit sharing contributions to the Company's Employees' Profit Sharing and 401(k) Retirement Savings Plan ("the Plan") which were accrued for the accounts of the named executive officers for the fiscal years shown. These amounts vest in accordance with a graduated scale based on years of service of the employee with the Company. Substantially all full-time employees of the Company and its subsidiaries in the United States participate in the profit sharing portion of the Plan, which is intended to provide retirement benefits to such employees and which is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The amounts of profit sharing contributions, if any, by the Company and its subsidiaries to the accounts of
   participating  employees  are  percentages  of  the   eligible
   compensation of the participating employees up to a maximum amount of compensation for each employee established under the Internal Revenue Code of 1986, which was $200,000 for the Company's most recent fiscal year and $170,000 for each of the Company's two prior fiscal years. The percentages of compensation contributed to the Plan, which are determined each year by the Board of Directors of the Company, may vary between the Company and each subsidiary, but the percentage must be the same for each participating employee of the Company or the subsidiary, as the case may be.

   Substantially all full-time employees of the Company's subsidiaries in the United States are eligible to receive contributions by the subsidiaries to match the contributions of the employees to the 401(k) retirement savings portion of the Plan, with the maximum matching contribution being 3% of the compensation of the employees. However, employees of the Company are not eligible to receive such matching contributions, but it has been the Company's practice to determine a gross annual profit sharing percentage of eligible compensation to be contributed by each subsidiary to the profit sharing portion of the Plan and to reduce such percentage by the average percentage of the compensation of such subsidiary's employees that was contributed by such subsidiary as 401(k) retirement savings matching contributions. Consistent with this practice, to compensate employees of the Company for their ineligibility for matching contributions to the 401(k) retirement savings portion of the Plan, the Company has approved profit sharing contributions for the named executive officers and for the other employees of the Company in amounts equal to 2% of the eligible compensation of such employees, since the Company's subsidiaries' matching contributions under the 401(k)
   retirement savings portion of the Plan for the 2003 fiscal year approximated 2% of the eligible compensation of the such subsidiaries' employees. Accordingly, the amounts shown for 2003 are contributions that will be made by the Company for the named executive officers to compensate them for the fact that they were not eligible for matching contributions under the 401(k) retirement savings portion of the Plan.

(c)The Compensation Committee of the Board awarded Mr. Shore a performance bonus of $250,000 for the fiscal year ended February 25, 2001, but Mr. Shore decided to limit his bonus to $200,000 for 2001 and to waive $50,000 of such bonus.

(d)Mr. Jongebloed became an executive officer on July 18, 2001, but the salary shown for him is the salary paid to him by the Company for the entire 2002 fiscal year. Under the Securities and Exchange Commission's rules regarding the disclosure of executive compensation, no information is required to be provided for Mr. Jongebloed for prior years during which he was not an executive officer.

(e)Mr. Spooner's title was Senior Vice President, Technology until May 2001.

(f)Mr. Watson became an employee and an executive officer on June 28, 2000, and the salary shown for him for 2001 is the total amount of salary paid to him by the Company for the 2001 fiscal year. Mr. Watson's title was Senior Vice President, Engineering until May 2001, when he became Senior Vice President, Engineering and Technology, and he also became Senior Vice President, Asian Business Unit in August 2002. The salary amount for Mr. Watson for the 2003 fiscal year is more than the salary amount for the 2002 fiscal year because of a salary increase granted to Mr. Watson in connection with his becoming Senior Vice President, Asian Business Unit and his relocation to Singapore in August 2002 to manage the Company's Asian Business Unit; and the amount shown for Mr. Watson under "Other Annual Compensation" for 2003 consists of certain expenses paid on his behalf by the Company in connection with his relocation to Singapore and certain living expenses incurred by him in Singapore but paid by the Company pursuant to the agreement between Mr. Watson and the Company relating to his relocation to Singapore.

Stock Options

      The Company's 1992 Stock Option Plan provided until March 24, 2002 for the grant to key employees of the Company of both options which qualify as incentive stock options under the Internal Revenue Code of 1986 and non-qualified stock options. The Company's 2002 Stock Option Plan, which was approved by the Company's shareholders on July 17, 2002, also provides for the grant to key employees of the Company of both incentive stock options and non-qualified stock options. The 1992 Stock Option Plan and the 2002 Stock Option Plan are administered by the Stock Option Committee.

     The following table provides information with respect to options to purchase shares of Common Stock granted pursuant to the 1992 Stock Option Plan to the named executive officers during the Company's last fiscal year. As of the date of this Proxy Statement, no options have been granted pursuant to the 2002 Stock Option Plan.

              Option/SAR Grants in Last Fiscal Year
              -------------------------------------
                    Number of
                    Securities   % of Total
                    Underlying  Options/SARs
                   Options/SARs   Granted to   Exercise
                   Granted (#)   Employees     or Base
                                    in          Price
Name                    (a)     Fiscal Year    ($/sh.)    Expiration
                      _                                      Date
Brian E. Shore        25,000       12.0%      $29.05    March 20, 2012
Emily J. Groehl       15,000        7.2%       29.05    March 20, 2012
John Jongebloed       10,000        4.8%       29.05    March 20, 2012
Thomas T. Spooner     10,000        4.8%       29.05    March 20, 2012
Gary M. Watson        15,000        7.2%       29.05    March 20, 2012













        Option/SAR Grants in Last Fiscal Year
        -------------------------------------
                     Potential Realizable Value at
                     Assumed Annual Rates of Stock
                     Price Appreciation for Option
                               Term (b)
Name               0%($)     5%($)        10%($)
Brian E. Shore     $-0-   $  456,735  $1,157,455
Emily J. Groehl     -0-      274,041     694,473
John Jongebloed     -0-      182,694     462,982
Thomas T. Spooner   -0-      182,694     462,982
Gary M. Watson      -0-      274,041     694,473

(a) Options become exercisable 25% one year from the date of grant with an additional 25% exercisable each succeeding anniversary of the date of grant. The Company has not granted stock appreciation rights.

(b) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options at the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the life of the options. This schedule does not take into account provisions of the options providing for termination of the option following termination of employment, nontransferability or vesting over periods of four years. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the
   Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The column indicating 0% appreciation is included to reflect the fact that a zero percent gain in stock price will result in zero dollars for the optionee. No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately.

Aggregated  Option Exercises in the Last Fiscal Year  and  Fiscal
Year-End Option Values

      The following table provides information regarding the pre-tax value realized from the exercise of stock options by the named executive officers during the Company's last fiscal year and the value of unexercised options held by such executive officers as of the end of such fiscal year.






                                           Number of Securities
                                          Underlying Unexercised
                     Shares       Value   Options/SARs at FY-End
                    Acquired     Realize           (#)
Name               On Exercise      d
                     (#)(a)       $(b)

                                         Exercisable Unexercisable
Brian E. Shore         -0-       $  -0-   379,250    101,250
Emily J. Groehl        -0-          -0-    23,259    33,750
John Jongebloed        -0-          -0-   16,525     27,000
Thomas T. Spooner      -0-          -0-    31,344    26,250
Gary M. Watson         -0-          -0-   17,500     30,000

                         Value of Unexercised
                             In-the-Money
                             Options/SARs
                           at FY-End ($)(c)
Name                  Exercisable  Unexercisable
Brian E. Shore        $  401,801    $  -0-
Emily J. Groehl            -0-         -0-
John Jongebloed            -0-         -0-
Thomas T. Spooner          -0-         -0-
Gary M. Watson             -0-         -0-
fn>
(a)The Company has not granted stock appreciation rights.
(b)Value  realized equals market value of the underlying shares on  the  date of exercise, less the exercise price, times  the number  of  shares acquired, without deducting any taxes  paid by the employee.
(c)Value  of  unexercised options equals market  value  of  the shares  underlying  "in-the-money" options  at  March  2  2003
   ($15.35),  less  exercise price, times the number  of  options outstanding.

Employment and Consulting Agreements

     Jerry  Shore,  Chairman of the Board, was President  of  the
Company until March 4, 1996 and Chief Executive Officer of the Company until November 19, 1996. In accordance with the provisions of an amended and restated employment agreement between Jerry Shore and the Company, as amended, Jerry Shore is serving as Chairman of the Board, and effective as of March 3, 1997, the first day of the Company's 1998 fiscal year, he retired from full-time employment with the Company and commenced serving as a consultant for a term of five years. In accordance with the employment agreement, he was being paid an annual consulting fee equal to 60% of his base salary in effect under the agreement at the time of his retirement, subject to an indexed cost of living increase. During the 2003 fiscal year, the Company paid him a consulting fee of $248,992. In October 1997, in connection with the Company's agreement to participate in a split dollar life insurance agreement for Jerry Shore's benefit as discussed below, Jerry Shore agreed to extend his consulting term for an additional year and agreed not to compete with the Company during the consulting term. Jerry Shore's consulting term expired on March 2, 2003.

     In October 1997, the Company entered into a split-dollar life insurance agreement with a trust established by Jerry Shore for the benefit of his descendants, of which Jerry Shore's children, including Brian E. Shore, are the trustees. Pursuant to this agreement, the Company pays to Jerry Shore an amount equal to the portion of the annual premiums on two life insurance policies held in the trust that represents the "economic benefit" to Jerry Shore calculated in accordance with United States Treasury Department rules then in effect ($22,731 in the 2003 fiscal year), and the Company pays the balance of the annual premiums on the policies to the insurers ($106,121 in the 2003 fiscal year). Both policies are joint life policies payable on the death of the survivor of Jerry Shore and his spouse, with an aggregate face value of $5 million. The aggregate amount of the premiums on the policies paid by the Company constitutes indebtedness from the trust to the Company and is secured by collateral assignments of the policies. Upon the termination of the split-dollar life insurance agreement, whether by the death of the survivor of the insureds or the earlier termination of the agreement, the Company is entitled to be repaid by the trust the amount of such indebtedness.

Board and Compensation Committee Report on Executive Compensation

     Compensation of the Company's executive officers is composed of salary, annual cash bonuses, stock options and the Company's Profit Sharing Plan. The Board has a Compensation Committee which considers and takes any necessary action regarding the compensation of the Company's Chief Executive Officer, other than the grant of stock options or compensation pursuant to plans administered by the Board. Brian E. Shore, President and Chief Executive Officer of the Company, determines the annual salary and cash bonus for each executive officer other than himself. The Board also has a Stock Option Committee which administers the Company's Stock Option Plans, including decisions as to the number of options to grant to each executive officer. The amount of discretionary contributions to the Profit Sharing Plan for each fiscal year is determined by the Board of Directors.

      Salaries of executive officers are determined based on the significance of the position to the Company, individual experience and expertise, individual performance and information gathered informally as to compensation levels of comparable companies in the same geographic location as the Company. Brian
E. Shore reviews the salary of each key employee, including executive officers, annually and makes adjustments as appropriate.

      Decisions as to the award of annual cash bonuses to executive officers with respect to each fiscal year are made after the close of the fiscal year. The amount awarded to each executive officer is based on the Company's overall performance, individual performance, base salary level, bonuses paid in prior years and overall equity and fairness.

      The Company typically grants stock options under the Company's Stock Option Plan once each year. The Stock Option
Committee bases its decisions on individual performance, base salary and bonus levels, recommendations from senior management and overall equity and fairness.

      The Board decides annually the amount of the Company's contribution to the Profit Sharing Plan. The amount of such contribution is discretionary, but may not exceed 15% of the total remuneration paid to eligible employees or such other amount as is allowed under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to this limit, the Board determines the amount to be contributed for each year based on the Company's overall performance, the amount contributed in prior years and the amounts of prior contributions recently forfeited by eligible employees due to termination of employment prior to vesting. The Profit Sharing Plan is a broad-based plan in which numerous employees as well as executive officers are eligible to par ticipate. Once the Company contribution is made, amounts are allocated to eligible employees in accordance with a formula based on their remuneration.

      The Board, the Compensation Committee, the Stock Option Committee and Brian E. Shore use no set formulas in making their determinations and may afford different weight to different factors for each executive officer. Such weighting may vary from year to year.

      The Board and the Compensation Committee have reviewed the impact of Section 162(m) of the Code which limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the other executive officers named in the table set forth under the caption "Executive Compensation--Summary Compensation" elsewhere in this Proxy Statement. It is the Company's policy to attempt to design its executive compensation plans and arrangements to be treated as tax deductible compensation wherever, in the judgment of the Board or the Compensation Committee, as the case may be, to do so would be consistent with the objectives of that compensation plan or arrangement. Accordingly, the Board and the Compensation Committee from time to time may consider whether changes in the Company's compensation plans and arrangements may be appropriate to continue to fulfill the requirements for treatment as tax deductible compensation under the Code.

       The Board of Directors    Compensation Committee and
                                 Stock Option Committee

       Mark S. Ain               Anthony Chiesa
       Anthony Chiesa            Lloyd Frank
       Lloyd Frank               Jerry Shore
       Brian E. Shore
       Jerry Shore


Compensation Committee Interlocks and Insider Participation

      Anthony Chiesa, a member of the Compensation and Stock Option Committees, is a former Vice President of the Company who retired in 1977. Lloyd Frank, also a member of such Committees, is a partner of the law firm Jenkins & Gilchrist Parker Chapin LLP, which firm was retained to provide counsel to the Company during its last fiscal year. Jerry Shore, the third member of such Committees, was President of the Company until March 4, 1996 and Chief Executive Officer of the Company until November 19, 1996. Brian E. Shore, a director of the Company who is also an executive officer of the Company, participated in deliberations of the Board relating to the amount of the Company's contribution to the Profit Sharing Plan during the Company's last fiscal year, and Brian E. Shore determines the annual salary and cash bonus for each executive officer of the Company, other than himself.

                     STOCK PERFORMANCE GRAPH

      The graph set forth below compares the annual cumulative total return for the Company's five fiscal years ended March 2, 2003 among the Company, the New York Stock Exchange Market Index (the "NYSE Index") and a Media General Financial Services index for electronic components and accessories manufacturers (the "Group Index") comprised of the Company and 259 other companies. The companies in the Group Index are classified in the same three-digit industry group in the Standard Industrial Classification Code system and are described as companies primarily engaged in the manufacture of electronic components and accessories. The returns of each company in the Group Index have been weighted according to the company's stock market capitalization. The graph has been prepared based on an assumed investment of $100 on February 27, 1998 and the reinvestment of dividends (where applicable).

[Graph]


                    1998      1999     2000      2001     2002      2003
Park              $100.00   $ 86.10  $ 72.69   $162.69  $126.78   $ 80.29
Electrochemical
Group Index        100.00    120.56   355.95    155.81   134.97     73.91
NYSE Index         100.00    109.94   111.32    119.46   112.18     91.23


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10 percent shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5 reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the 2003 fiscal year.

                      SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be presented at the year 2004 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company's principal executive offices for inclusion in the Proxy Statement and form of Proxy relating to that meeting by February 11, 2004. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company's principal executive offices by April 18, 2004. The Company's By-Laws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than April 18, 2004 and not earlier than March 19, 2004.



                          OTHER MATTERS

Audit Committee Report

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries. The Board of Directors has determined that all members of the Audit Committee are "independent", as required by the current rules of the New York Stock Exchange. The Committee functions pursuant to a Charter that has been adopted by the Board, as required by rules of the New York Stock Exchange, a copy of which was attached as Appendix A to the Company's Proxy Statement for its Annual Meeting of Shareholders held on July 18, 2001, as required by rules of the Securities and Exchange Commission.

As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 2, 2003 with management and with Ernst & Young LLP, the Company's independent public accountants for the 2003 fiscal year. The Audit Committee has also received from the independent accountants a letter pursuant to Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, AU 380, as currently in effect, and has discussed the matters referred to in such letter with the independent accountants. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has considered whether the provision of non-audit services by the independent accountants to the Company is compatible with maintaining the accountants' independence and has discussed with Ernst & Young LLP LLP their independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements for the fiscal year ended March 2, 2003 has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based upon the review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 2, 2003 for filing with the Securities and Exchange Commission.

                             Audit Committee

                             Mark S. Ain
                             Anthony Chiesa
                             Lloyd Frank

Audit and Other Fees

     The aggregate fees billed by Ernst & Young LLP for services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the quarterly financial statements included in the Company's Form 10-Q Quarterly Reports filed with the Securities and Exchange Commission for such fiscal year were $386,167. The aggregate fees billed for services rendered by Ernst & Young LLP, other than audit services, were $132,883, including fees for audit related services of $28,100 and fees for non-audit services of $104,783. Audit related services included statutory audits of foreign subsidiaries and the annual audit of the Company's Employees' Profit Sharing and 401(k) Retirement Savings Plan, and non-audit services included tax advice and services, legal services in Europe and litigation assistance. Ernst & Young LLP did not render financial information systems design and implementation services to the Company for the most recent fiscal year.

Auditors

      Upon the recommendation of the Audit Committee, the Board appointed Ernst & Young LLP, the Company's independent auditors for the past fiscal year, and the Audit Committee has appointed Ernst & Young LLP as the auditors of the Company for the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

Directors' and Officers' Liability Insurance

     The Company has for many years maintained directors' and officers' liability insurance and fiduciary liability insurance covering the directors and officers of the Company and its subsidiaries against certain claims arising out of their service to the Company and its subsidiaries and to certain employee benefit plans of the Company and its subsidiaries. The current directors' and officers' liability insurance policy runs for a period of one year expiring May 17, 2004 at a total cost of $346,835; and the current fiduciary liability insurance policy runs for a period of one year expiring June 17, 2003 at a one-year cost of $22,000.

Proxy Solicitation

      The  Company  will bear the expense of proxy  solicitation.
Directors,  officers  and  employees  of  the  Company  and   its
subsidiaries  may solicit proxies by mail, telephone,  telegraph,
facsimile   or   in  person  (but  will  receive  no   additional
compensation  for  such  solicitation).  The  Company  also   has
retained D. F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies in the same manner at an anticipated fee of approximately $6,000, plus reimbursement of certain out-of-
pocket   expenses.  In  addition,  brokerage  houses  and   other
custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies, and if they in turn so request, the Company will reimburse such brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding such material.

Other Matters to be Presented to the Meeting

      The Board does not know of any other matters to be brought before the Meeting. If any other matters not mentioned in this
Proxy Statement are properly brought before the Meeting, including matters incident to the conduct of the Meeting or relating to the adjournment thereof, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

Annual Report

      The Annual Report, including financial statements, of the Company for the fiscal year ended March 2, 2003 is enclosed herewith but is not a part of the proxy soliciting material.

                              By Order of the Board of Directors,


                                     Stephen E. Gilhuley
                                    Senior Vice President,
                                Secretary and General Counsel

Dated:  June 12, 2003

[PROXY CARD]
                   PARK ELECTROCHEMICAL CORP.
     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS July 17, 2003
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby constitutes and appoints ANTHONY CHIESA, LLOYD FRANK and BRIAN E. SHORE, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the "Company") to be held at The Bank of New York, One Wall Street, New York, New York on July 17, 2003 at 10:00 o'clock A.M., New York time, and any adjournments or postponements thereof, to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present upon the following matters:

   The Board of Directors recommends a vote "FOR" proposal 1.

1. ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below (except as marked to the contrary below).

   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

        MARK S. AIN, ANTHONY CHIESA, LLOYD FRANK,
             BRIAN E. SHORE and JERRY SHORE

    (INSTRUCTION:  To  withhold authority  to  vote  for  any
    individual nominee, check the "FOR" box above  and  write
    the nominee's name in the space provided below.)
_____________________________________________________

2. The transaction of such other business as may properly come before the meeting.

    Each properly executed proxy will be voted in accordance with specifications made hereon. If no specification is made, the shares represented by this Proxy will be voted "FOR" the nominees, and in the discretion of the Proxies on any other business as may properly come before the meeting.

    The  undersigned hereby acknowledges receipt of the Company's
2003  Annual  Report and the accompanying Notice of  Meeting  and
Proxy   Statement  and  hereby  revokes  any  proxy  or   proxies
heretofore given.

                              Dated: ___________________,    2003

                              ___________________________________

                              ___________________________________
                              (Signature(s) of Shareholder(s))

                              Please date and sign exactly as name
                              appears hereon.  Executors,
                              administrators,   trustees,    etc.
                              should so indicate when signing. If
                              shares   are  held  jointly,   both
                              owners should sign.